Exhibit 10.8

The Supplement Agreement of Exclusive Option Agreement

This Supplement Agreement of Exclusive Option Agreement (this “Agreement”) is made and executed by and between the following parties on August 30,2019 in Haidian District, the People’s Republic of China

Party A:

Sixiang Wuxian (Beijing) Technology Co., Ltd., with its registered address at Room 715, the 7th floor, Fangxing Mansion, Haidian District, Beijing

Party B:

Party B-1: Xiaoke Yin, with her identity card number of [NUMBER]

Party B-2:	Beijing Junwei Technology Co., Ltd, with its registered address at 1003-06, 10/F, 6 Zhongguancun South Street, Haidian District, Beijing and having XIE Yong as its legal representative;

(Party B-1 and Party B-2, hereinafter collectively referred to as “Party B”)

Party C:

Zhihui Qiyuan (Beijing) Technology Co., Ltd., with its registered address at Room 1002-05, the 10th Floor, No. 6 Zhongguancunnan Road., Haidian District., Beijing, China

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”

WHEREAS:

The Parties have entered into an Exclusive Option Agreement on January 29, 2019 (the “Original Agreement”)

NOW, THEREFORE, the Parties have reached the following agreement for the modification and compensation of the Original Agreement through mutual consultation.

1.	The parties agree that Article 4 of the Original Agreement shall be amended as follows:

” 4. Effective and Term

This Contract shall become effective upon the date hereof, and remain effective for a term of 20 years. Upon the expiration of this Contract, if Party A does not intend to terminate this Contract, this Contract shall be automatically extended for one year; when the extended term ends, this Contract shall automatically enter into the extended term of the following year. Party A is entitled to terminate this Agreement at any time by sending a notice of termination 30 days in advance.”

2.	The Parties agree to add a new article under Article 2.2 “Party B’s Covenants” of the Original Agreement as Article 2.2.10: ” If approved by Party B in writing in accordance with this Agreement, Party B shall, based on the written request of Party A, distribute to Party A or the Designees(s) of Party A the equity interests acquired thereby as a registered shareholder of Party C, including but not limited to dividends or interest, and proceeds from transfer and disposal of equity interests.

3.	Miscellaneous

The Parties agree that the Original Agreement and this Agreement constitute a set of Agreement Documents and shall be read and construed as a whole. In the event of any unclear agreements, any ambiguity or any conflicts between the clauses, or any matters not covered in the Original Agreement, the relevant provisions set forth in this Agreement shall prevail.

3.1	Contents not mentioned herein, including default liability, confidentiality and dispute resolution, shall be governed by the Original Agreement.

3.2	The execution of this Agreement shall have retroactive effect and shall not affect the performance of other terms hereof.

3.3	This Agreement is made in three counterparts with the same legal effect, and each Party shall hold one copy.

[Signature Page to The Supplement Agreement of Exclusive Option Agreement]

Party A:

Sixiang Wuxian (Beijing) Technology Co., Ltd. (Seal)

By:
Name:
Title:

[Signature Page to The Supplement Agreement of Exclusive Option Agreement]

Party B:

Xiaoke Yin

By:	/s/ Xiaoke Yin

[Signature Page to The Supplement Agreement of Exclusive Option Agreement]

Party B:

Beijing Junwei Technology Co., Ltd (Seal)

By:
Name:
Title:

[Signature Page to The Supplement Agreement of Exclusive Option Agreement]

Party C:

Zhihui Qiyuan (Beijing) Technology Co., Ltd. (Seal)

By:	/s/ Xiaoke Yin
Name:	Xiaoke Yin
Title:	Legal Representative